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                                                                   EXHIBIT 10(q)

                              PARTNERSHIP AGREEMENT

This Agreement is entered into this 16th day of February, 2001 by the Legally Authorised Partners to the Agreement as below, It is acknowledged that the details pertaining to the actual work and financial aspects of this Agreement will be determined during a period of thirty [30] days from the signing of this Agreement and shall be appended to, and become an integral part of this document.

By their signatures to this Agreement, Lee Balak, of Power Technology, Las Vegas, Nevada, in the USA, and Vancouver, British Columbia, Canada, [Party A], and, Prof. Cai Sheng Min, representing Department of Science and Technology Development of Peking University, Haidian, Beijing, China, and PU Lead Company, of Haidian, Beijing, China, [Party B], do Agree that, with immediate effect they shall co-operate in the field of Electro-Chemistry for their mutual benefit.

By their signatures to this agreement, the Parties confirm that they shall share with each other, such technology and data that is relevant to the advancement of Party A's development and technical superiority, both in the Peoples Republic of China and elsewhere. Party B confirms that, other than by mutual agreement, all information and discoveries resulting from their work with Party A shall be applied for the exclusive benefit of Party A. Both Parties confirm by their signatures that full conditions of confidentiality, non-disclosure and non-circumvention are an integral part of this agreement and that these conditions shall apply to all work undertaken at the specific request of Party
A. Similarly, Party A confirms that it shall not use to its own and individual advantage, any materials, data, or discoveries provided to it by Party B. Such information will, by discussion and mutual agreement be exploited for the mutual benefit of the Parties.

Party A agrees that it shall make available to Party B, such funds, information, equipment, materials and people as are Necessary for Party B to undertake its work resulting from this Agreement.

This Agreement is entered into in a spirit of goodwill and transparency which shall continue throughout the life of the Partnership, in the event however of any dispute which can not be settled by the Parties themselves, they shall be resolved by the decision of one independent Arbiter, appointed by the International Chamber of Commerce and sitting in an independent Country.

The terms of this Agreement shall initially be for a period of three years, it may however be extended beyond that period by the agreement of the parties.

This document is deemed to be substantially comprehensive, subject to detail terms and conditions agree during the coming thirty [30] days.

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Signed   /s/ Lee Balak                 Lee Balak 15.02.2001

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For, and on behalf of Power Technology

Signed   /s/ Cai Sheng Min             Cai Sheng Min 15.02.2001

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For, and on behalf of Department of Science and Technology
Development of Peking University and PU Lead Company